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            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 23, 2011, with respect to the consolidated financial statements of RiverSource Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission and to the use of our report dated April 22, 2011 with respect to the financial statements of RiverSource Account MGA in Post-Effective Amendment No. 3 to the Registration Statement (Form S-1, 333-149951) for the registration of the RiverSource(R) Group Variable Annuity Contract offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 22, 2011